                                                       EXHIBIT 3.3


                            CERTIFICATE OF TRUST
                                     OF
                    CATERPILLAR FINANCIAL ASSET TRUST [__]


    THIS Certificate of Trust of CATERPILLAR FINANCIAL ASSET TRUST [__] (the "Trust"), dated [__], [__], is being duly executed and filed by [__], a [__] banking corporation, as trustee, to form a business trust under the Delaware Business Trust Act (12 DEL. C. Section 3801 ET SEQ.).

    1. NAME: The name of the business trust formed hereby is CATERPILLAR FINANCIAL ASSET TRUST [__].

    2. DELAWARE TRUSTEE: The name and business address of the trustee of the Trust in the State of Delaware is [__], [__], [__], Delaware [__]. Attention:
Corporate Trustee Administration Department.

    3. EFFECTIVE DATE: This Certificate of Trust shall be effective as of its filing.

    IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first above written.

                                                [__],
                                                not in its individual capacity
                                                but solely as Owner Trustee



                                                By:
                                                   ----------------------------
                                                Name:
                                                Title: